SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 22, 2003

AT&T LATIN AMERICA CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-31010	22-3687745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 K Street, N.W.
Washington, D.C. 20006
(Address of Principal Executive Offices)

(202) 689-6349
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS.

     On April 14, 2002, AT&T Latin America Corp. (the “Company”) announced that MatlinPatterson Global Opportunities Partners, LP (“Matlin”), one of the Company’s secured creditors, filed a petition to reorganize the Company under Chapter 11 in the Southern District of Florida, Miami Division. On April 21, 2002, as summarized in the press release attached as Exhibit 99.1, the Company announced that the Company has converted the Chapter 11 process for its U.S. entities to a voluntary Chapter 11 process initiated by the Company. Please see the press release attached as Exhibit 99.1.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 21, 2002, the Company released preliminary numbers regarding its first quarter performance. Please see the press release attached as Exhibit 99.1

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2003	AT&T LATIN AMERICA CORP.

/s/ Thomas Canfield Name: Thomas Canfield Its: Secretary

Exhibit Index

99.1	Press Release of AT&T Latin America Corp., dated April 21, 2003